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                                                                   EXHIBIT 23.1





                          INDEPENDENT AUDITOR'S CONSENT



To Board of Directors
Paper Warehouse, Inc. and Subsidiary:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Financial and Operating Data" in the prospectus.


/s/ KPMG LLP


Minneapolis, Minnesota
July 13, 1999